                                                                     EXHIBIT 4.1



                                 [STATS LOGO]
                         ST ASSEMBLY TEST SERVICES LTD

(Incorporated in the Republic of Singapore under the Companies Act, Chapter 50)
           Registered Office : No 5 Yishun Street 23 Singapore 768442


                                                         No. of Shares

                                                         Certificate No.

                                                         Account No.
THIS IS TO CERTIFY that





is/are the Registered Shareholder(s) of


Ordinary Shares of S$    each, fully paid, in ST ASSEMBLY TEST SERVICES LTD
subject to the provisions of the Memorandum and Articles of Association of the Company.




GIVEN under the Share Seal of the Company on






                                                                     SPECIMEN


NOTE : No transfer of any portion of shares comprised in this Certificate will be registered unless this Certificate is delivered to the Registrar, M & C Services Private Limited, 16 Raffles Quay #23-01, Hong Leong Building, Singapore 048581.